Exhibit 10.19

DIVIDEND AGREEMENT

THIS DIVIDEND AGREEMENT (this “Agreement”), dated as of August 15th, 2014, and effective from the date of the Purchase Agreement (as defined below), is entered into among ActiveCare, Inc., a Delaware corporation (the “Company”), and each of Hillair Capital Investments L.P., Alpha Capital Anstalt and Osher Capital Partners LLC (the “Primary Holders”). Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

WHEREAS, the Company, the Primary Holders and certain other parties entered into a Securities Purchase Agreement, dated December 16, 2013 (as amended, the “Purchase Agreement”), and the other transaction documents entered into in connection therewith, pursuant to which the Company created and issued a new series of preferred stock designated as Series F Variable Rate Convertible Preferred Stock (the “Preferred Stock”) pursuant to a Certificate of Designation for the Preferred Stock (“Certificate of Designation”);

WHEREAS, the Company and the Primary Holders agree, subject to certain conditions hereunder, to permit the Company to issue to the Primary Holders shares of Common Stock in lieu of cash dividend payments.

NOW, THEREFORE, in consideration of the terms and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. Consent to Amended and Restated Certificate of Designation.  Concurrently with the execution of this Agreement, each Primary Holder shall deliver or cause to be delivered to the Company a Consent in Lieu of Special Meeting of Series F Preferred Stockholders, substantially in the form of Exhibit D attached hereto, with respect to the amendment and restatement of the Certificate of Designation (the “Amended and Restated Certificate of Designation”).

2. Amendment to Certificate of Designation.  The Company shall take all necessary action to effectuate the Amended and Restated Certificate of Designation, including the filing of the Amended and Restated Certificate of Designation with the Secretary of State of Delaware on the date hereof, and shall deliver evidence of the filing and acceptance thereof to each Primary Holder.

3. Representations and Warranties of the Company.  The Company hereby makes the representations and warranties set forth below to the Primary Holders as of the date of its execution of this Agreement:

(i) Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder in accordance with the terms hereof.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company's stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(ii) No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, subject to the terms hereof and thereof, do not and will not: (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(iii) Holding Period.  Company acknowledges and agrees that this amendment is an accommodation to the Company by the Holders and is being made with no additional consideration.  As such, the holding period of the Preferred Stock pursuant to Rule 144 shall extend back to December 13, 2013.

(iv) Survival and Bring Down.  All of the Company's representations and warranties contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties hereto.  The Company expressly reaffirms that each of the representations and warranties set forth in each of the Purchase Agreement (as supplemented or qualified by the disclosures in any disclosure schedule to any Purchase Agreement), continues to be true, accurate and complete in all material respects as of the date hereof (except as set forth in the disclosure schedules attached hereto) (the “Bring Down Disclosure Schedule”), and except for any representation and warranty made as of a certain date, in which case such representation and warranty shall be true, accurate and complete as of such date), and the Company hereby remakes and incorporates herein by reference each such representation and warranty (as qualified by the Bring Down Disclosure Schedule) as though made on the date of this Agreement.  Further, for clarity, the term “Transaction Documents” as defined under the Purchase Agreement shall expressly include this Agreement.

4. Representations and Warranties of the Primary Holders.  Each Primary Holder, severally and not jointly with the other Primary Holders, hereby represents and warrants that the representations and warranties contained in Sections 3.2(b), (c), (d), (e), (f) and (g) are true and correct as they relate to the issuance of the Additional Preferred Stock.  Additionally, each Primary Holder, severally and not jointly with the other Primary Holders, hereby makes the representations and warranties below to the Company s of the date of its execution of this Agreement: (a) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (b) this Agreement has been duly executed and delivered by such Primary Holder and constitutes the valid and binding obligation of such Primary Holder, enforceable against it in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

5. Public Disclosure.  On or before August 20, 2014, the Company shall have publicly disclosed the material terms of the transactions contemplated hereunder in a filing with the Commission.

6. Fees and Expenses.  The Company agrees to pay Ellenoff Grossman & Schole LLP the reasonable legal fees and expenses of the Primary Holders in connection herewith and certain expenses incurred with prior negotiations. Except as expressly set forth herein or in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and any prior amendments (whether executed or not).

7. Effect on Transaction Documents. Except as expressly modified by this Agreement, as amended, or the Certificate of Designation, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including, but not limited to, any other obligations the Company may have to the Primary Holders under the Transaction Documents, as amended.

8. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be provided as set forth in the Purchase Agreement.

9. Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed and construed and enforced in accordance with the internal laws of the State of New York in accordance with Section 5.9 of the Purchase Agreement.

10. Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

11. Independent Nature of Primary Holders’ Obligations and Rights.  The obligations of each Primary Holder hereunder are several and not joint with the obligations of any other Primary Holders hereunder, and no Primary Holder shall be responsible in any way for the performance of the obligations of any other Primary Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Primary Holder pursuant hereto, shall be deemed to constitute the Primary Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Primary Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Primary Holder shall be entitled to protect and enforce its rights, including, but not limited to, the rights arising out of this Agreement, and it shall not be necessary for any other Primary Holder to be joined as an additional party in any proceeding for such purpose.

(f) Equal Treatment of Holders.  No consideration (including any modification of any applicable transaction documents related to the Series F Preferred Stock or Series G Preferred Stock) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provisions related to the issuance of the Series F Preferred Stock and Series G Warrants and the Series G Preferred Stock and related Warrants unless the same consideration is also offered to all of the holders of such securities. For clarification purposes, this provision constitutes a separate right granted to each such holder by the Company and is intended for the Company to treat such holders as a class and shall not in any way be construed as such holders acting in concert or as a group with respect to the purchase, disposition or voting of any securities held by such holders or otherwise.

12. Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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IN WITNESS WHEREOF, the parties hereto have caused this Dividend Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ACTIVECARE, INC.

By:___________________________
Name: Marc Bratsman
Title: Chief Financial Officer

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SIGNATURE PAGES FOR HOLDERS FOLLOW]

[HOLDER'S SIGNATURE PAGE TO ACAR DIVIDEND AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Dividend Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Primary Holder: ___HILLAIR CAPITAL INVESTMENT L.P.____________
Signature of Authorized Signatory of Primary Holder: __________________________
Name of Authorized Signatory: _________________________
Title of Authorized Signatory: __________________________

[SIGNATURE PAGES CONTINUE]

[HOLDER'S SIGNATURE PAGE TO ACAR DIVIDEND AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Dividend Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Primary Holder: ___ALPHA CAPITAL ANSTALT  ____________________
Signature of Authorized Signatory of Primary Holder: __________________________
Name of Authorized Signatory: _________________________
Title of Authorized Signatory: __________________________

[SIGNATURE PAGES CONTINUE]

[HOLDER'S SIGNATURE PAGE TO ACAR DIVIDEND AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Dividend Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Primary Holder: ___OSHER CAPITAL PARTNERS LLC _______________
Signature of Authorized Signatory of Primary Holder: __________________________
Name of Authorized Signatory: _________________________
Title of Authorized Signatory: __________________________